Exhibit 99.1

Active Network Reports Record Second Quarter 2011 Results

•	Quarterly Revenues Increase 21% Year-Over-Year to $99.0 Million

•	Company Achieves Record Net Income of $5.5 Million

•	Adjusted EBITDA of $20.4 Million, Up 72% Over the Prior Year Period

SAN DIEGO, CA – August 10, 2011 – The Active Network, Inc. (NYSE: ACTV), the leading provider of organization-based cloud computing applications, today announced its financial results for the second quarter of 2011.

Q2 2011 Financial Highlights:

(All comparisons are made to the second quarter of 2010)

•	Total net revenue was $99.0 million, up 21% from $81.7 million.

•	Technology revenue constituted 86%, or $85.6 million of total net revenue, up 20% from $71.2 million.

•	During the quarter, registrations grew 7% to 22.9 million and net revenue per registration increased 8% to $3.04.

•	Marketing Services revenue constituted 14%, or $13.5 million of total net revenue, up 28% from $10.5 million.

•	Gross margin improved 110 basis points to 59.4%.

•	Income from operations improved to $7.5 million compared to $0.6 million.

•	Net income improved to $5.5 million compared to a net loss of $1.9 million.

•	Adjusted EBITDA, a non-GAAP financial measure, grew 72% to $20.4 million, from $11.8 million.

•	Cash flow from operations was $66.4 million, up 23%, as compared to $54.1 million.

•	The Company closed the quarter with cash and cash equivalents of $157.5 million.

“We are pleased to report record second quarter results in our initial earnings release as a public Company,” said Dave Alberga, CEO of Active Network. “Our record performance was driven by strong registration growth and an increase in revenue per registration as we continue to capitalize on our market opportunity. We have a predictable business model based on recurring revenue from a large and diversified base of organizations, and are continuing to make key investments in our technology platform to help drive future growth. Looking ahead, we are focused on adding more organizations in our existing markets, increasing our customer’s online conversion rates and deepening our relationships with existing customers.”

“An important profitability milestone was achieved this quarter as we scaled our business to drive record quarterly revenues, the first quarter of positive net income and the highest Adjusted EBITDA to date,” explained Scott Mendel, CFO of Active Network. “We performed better than expected during our seasonally strongest quarter, specifically in our higher margin consumer media business. With the proceeds from our offering and positive cash flow, we ended the quarter with a strong balance sheet and $157.5 million in cash and cash equivalents.”

Q2 2011 Key Business Highlights:

•	Active.com, a media property of Active Network, reported more than one million fans and followers across its social channels – up approximately 300% over the past year.

•

Active.com launched a multi-city expansion of Schwaggle™, a comprehensive lead generation program that includes exclusive deals on fitness-related products and services for the active consumer and is one of the first programs to distribute offers through both email and Facebook. Through increasing the number of events utilizing Active Network software solutions, participants increasingly use Active.com to find events and activities to sign up, resulting in more events utilizing the Company’s software solution. Schwaggle is an example of how Active Network creates real “network effect”.

•

Active.com announced the launch of its online affiliate program which captures and distributes the most complex directory of activities and events. This program allows online marketers and publishers to earn revenue by directing consumers to register for activities on Active.com and enables Active Network to broaden its audience reach. We have launched this program with key partners, including espnW, ESPN’s content and digital business initiative for women, and Shape Magazine.

Business Outlook

For the third quarter of 2011, the Company is targeting total net revenue in the range of $84 million to $88 million, with registrations growth of approximately 5% to 7%, and revenue per registration growth of approximately 6% to 8% over prior year quarter. The Company expects a net loss in the range of $3.5 million to $1.5 million and Adjusted EBITDA in the range of $10 million to $12 million.

Conference Call Information

The Company will host a conference call to discuss second quarter 2011 results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call dial-in number is 866-203-3436 for domestic participants and 617-213-8849 for international participants. A live webcast of the conference call will also be available and can be accessed within the investor relations section of Active Network’s corporate website at: www.investors.activenetwork.com.

A replay of the call will be available starting at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) on August 10, 2011 through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on August 12, 2011. To listen to the replay, dial 888-286-8010 (or 617-801-6888 outside of the United States) and use the passcode 5589-3049. The webcast will also be available via webcast within the investor relations section of the company’s website at: www.investors.activenetwork.com.

About The Active Network, Inc.

The Active Network, Inc. is a leading provider of organization-based cloud computing applications serving diverse market segments including business events, community activities, outdoors and sports. Our technology platform, ActiveWorks™, transforms the way organizers manage their activities and events by automating online registrations and streamlining other critical management functions, while also driving consumer participation to their events. Our flagship media property, Active.com, is the leading online community for people who want to discover, participate in, and share activities about which they are passionate. Headquartered in San Diego, California since 1999, the Company has over 25 offices worldwide. To learn more, visit us on the web at www.ActiveNetwork.com or www.Active.com.

Note With Respect to Non-GAAP Financial Measures

In addition to using GAAP financial results, the Company’s management measures and reports non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The most directly comparable GAAP financial results for these non-GAAP financial measures are Net income (loss), Net income (loss) and Net income (loss) per share, respectively. Management uses these non-GAAP financial measures to evaluate the Company’s performance and operations. Management also uses these non-GAAP financial measures for business planning, to evaluate acquisition opportunities and as a measurement to create incentives and to compensate the Company’s management team. In addition, management believes the exclusion or inclusion of certain amounts in calculating these non-GAAP financial measures can provide a useful measure to investors for period-to-period comparisons. These non-GAAP financial measures, however, should be used in addition to, and in conjunction with, the Company’s financial results presented in accordance with GAAP. The Company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the Company’s results with other companies’ non-GAAP financial measures having the same or similar names. Please see Reconciliation of GAAP to Non-GAAP Results below for a reconciliation of our GAAP to non-GAAP financial measures.

Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, including the Company’s ability to generate revenue and control expenses in order to achieve and maintain profitability, the Company’s ability to maintain an adequate rate of growth, including growing its registrations and revenue from registrations, and the Company’s ability to successfully manage its acquisitions and investments in businesses, applications and technologies, as well as the other risks detailed from time to time in the reports it files with the Securities and Exchange Commission. As a result of these risks and uncertainties, the

Company’s actual results may differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Media Contacts:

Kristin Carroll, Active Network

Kristin.Carroll@activenetwork.com

858-964-3834

Brinlea Johnson, The Blueshirt Group

Brinlea@blueshirtgroup.com

212-331-8424

THE ACTIVE NETWORK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net Revenue:
Technology revenue	$85,553	$71,172	$148,661	$126,104
Marketing services revenue	13,452	10,490	23,056	18,780

Total net revenue	99,005	81,662	171,717	144,884
Cost of net revenue:
Cost of technology revenue	38,707	32,339	71,695	59,374
Cost of marketing services revenue	1,480	1,727	2,642	2,746

Total cost of net revenue	40,187	34,066	74,337	62,120

Gross profit	58,818	47,596	97,380	82,764
Operating expenses:
Sales and marketing	18,914	15,115	35,854	29,758
Research and development	16,377	16,310	32,553	31,352
General and administrative	12,308	11,533	22,896	22,857
Amortization of intangibles	3,718	4,073	7,421	8,120

Total operating expenses	51,317	47,031	98,724	92,087

Income (loss) from operations	7,501	565	(1,344)	(9,323)
Interest income	29	42	59	70
Interest expense	(1,406)	(1,450)	(2,690)	(2,764)
Other income (expense), net	193	(244)	142	(621)

Income (loss) before income taxes	6,317	(1,087)	(3,833)	(12,638)
Income tax provision	788	853	1,580	1,708

Net income (loss)	5,529	(1,940)	(5,413)	(14,346)
Accretion of redeemable convertible preferred stock	(4,400)	(6,900)	(11,810)	(13,773)

Net income (loss) attributable to common stockholders	$1,129	$(8,840)	$(17,223)	$(28,119)

Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$(1.26)	$(0.96)	$(4.16)

Diluted	$0.03	$(1.26)	$(0.96)	$(4.16)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	27,269	7,034	17,943	6,765

Diluted	36,877	7,034	17,943	6,765

THE ACTIVE NETWORK, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$157,507	$31,441
Restricted cash	5,000	5,000
Accounts receivable, net	55,706	34,096
Inventories	1,810	—
Prepaid expenses and other current assets	5,048	4,181

Total current assets	225,071	74,718

Property and equipment, net	26,919	28,181
Software development costs, net	42,188	37,013
Goodwill	213,406	207,113
Intangible assets, net	35,162	41,208
Deposits and other assets	2,212	2,315

Total assets	$544,958	$390,548

Liabilities, preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,044	$5,372
Registration fees payable	99,566	40,667
Accrued expenses	31,715	32,172
Deferred revenue	46,115	34,013
Current portion of debt	—	16,866
Capital lease obligations, current portion	1,997	1,983
Other current liabilities	2,564	1,630

Total current liabilities	187,001	132,703

Debt, net of current portion	—	27,537
Capital lease obligations, net of current portion	968	1,663
Other long-term liabilities	5,325	4,353
Deferred tax liability	19,703	17,960

Total liabilities	212,997	184,216

Convertible preferred stock	—	21,187
Redeemable convertible preferred stock	—	371,126

Total preferred stock	—	392,313

Stockholders’ equity (deficit):
Common stock	55	9
Treasury stock	(11,959)	(11,959)
Additional paid-in capital	599,171	65,224
Accumulated other comprehensive income	10,038	8,866
Accumulated deficit	(265,344)	(248,121)

Total stockholders’ equity (deficit)	331,961	(185,981)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$544,958	$390,548

THE ACTIVE NETWORK, INC.

SUPPLEMENTARY DATA

(In thousands, except net registration revenue per registration)

(Unaudited)

Operational Data:
	Three Months Ended June 30,		% change		Six Months Ended June 30,		% change
	2011	2010			2011	2010
Net registration revenue	$69,741	$60,561	15%		$121,174	$106,241	14%
Registrations	22,926	21,464	7%		36,857	34,385	7%
Net registration revenue per registration	$3.04	$2.82	8%		$3.29	$3.09	6%

Gross Profit Margin:
	Three Months Ended June 30,		% or bps change		Six Months Ended June 30,		% or bps change

	2011	2010			2011	2010
Total net revenue	$99,005	$81,662	21%		$171,717	$144,884	19%

GAAP gross profit	58,818	47,596			97,380	82,764
Add back: stock-based compensation	39	28			55	54
Add back: amortization	1,433	1,216			2,826	2,478
Add back: depreciation	4,111	2,150			8,073	3,694

Non-GAAP gross profit excluding non-cash items	64,401	50,990	26%		108,334	88,990	22%
Gross profit margin (profit divided by total net revenue):
GAAP gross profit margin	59.4%	58.3%	110	bps	56.7%	57.1%	(40	)bps
Non-GAAP gross profit margin excluding non-cash items	65.0%	62.4%	260	bps	63.1%	61.4%	170	bps

Stock-based compensation:
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cost of net revenue	$39	$28	$55	$54
Sales and marketing	576	132	763	256
Research and development	203	138	321	279
General and administrative	1,250	1,106	1,673	2,604

Total	$2,068	$1,404	$2,812	$3,193

THE ACTIVE NETWORK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Non-GAAP net income (loss):
GAAP net income (loss)	$5,529	$(1,940)	$(5,413)	$(14,346)
Add back: stock-based compensation	2,068	1,404	2,812	3,193
Add back: amortization	5,151	5,289	10,247	10,598
Income tax effect	(2,527)	(2,343)	(4,571)	(4,827)

Non-GAAP net income (loss)	$10,221	$2,410	$3,075	$(5,382)

Non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$10,221	$2,410	$3,075	$(5,382)

GAAP basic shares	27,269	7,034	17,943	6,765
Add: preferred stock conversion	20,551	34,632	27,552	34,632

Non-GAAP basic shares	47,820	41,666	45,495	41,397

GAAP diluted shares	36,877	7,034	17,943	6,765
Add: preferred stock and other securities conversion	20,551	38,907	36,754	34,632

Non-GAAP diluted shares	57,428	45,941	54,697	41,397

Non-GAAP net income (loss) per share:
Basic	$0.21	$0.06	$0.07	$(0.13)

Diluted	$0.18	$0.05	$0.06	$(0.13)

Adjusted EBITDA:
Net income (loss)	$5,529	$(1,940)	$(5,413)	$(14,346)
Interest expense, net	1,377	1,408	2,631	2,694
Income tax provision	788	853	1,580	1,708
Depreciation	5,686	4,585	11,261	8,459
Amortization	5,151	5,289	10,247	10,598
Stock-based compensation	2,068	1,404	2,812	3,193
Other expense (income), net	(193)	244	(142)	621

Adjusted EBITDA	$20,406	$11,843	$22,976	$12,927

THE ACTIVE NETWORK, INC.

FUTURE PERFORMANCE – 3RD QUARTER 2011 OUTLOOK

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands)

	Estimated 3rd Quarter 2011
	Low End	High End
Net loss	$(3,500)	$(1,500)
Interest, taxes & other	900	900
Depreciation & amortization	11,000	11,000
Stock-based compensation	1,600	1,600

Adjusted EBITDA	$10,000	$12,000